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                                                                    Exhibit 10.6


MARSH & MCLENNAN COMPANIES
STOCK INVESTMENT SUPPLEMENTAL PLAN

AMENDMENT

          WHEREAS, Marsh & McLennan Companies, Inc. (the "Company") previously established the Marsh & McLennan Companies Stock Investment Plan (the "Plan")
effective July 1, 1992 for the benefit of its eligible employees;

          WHEREAS, pursuant to Section 8.1 of the Plan, the Company has reserved the right to amend the Plan;

          WHEREAS, the Plan was restated by instrument dated February 17, 1995 (the "Restated Plan");

          WHEREAS, the Restated Plan has been amended in several respects by the Board of Directors of the Company at its meetings of March 21, 1996 (with respect generally to equivalent benefits under the Company's Stock Investment
Plan) and November 21, 1996 (with respect to the amendments set forth below in paragraphs 8, 9 and 11), and it is desirable to record such amendments in this instrument; and

          WHEREAS, the Chief Executive Officer of the Company and the Plan Administrator have determined to amend the Plan in several other respects to conform to changes that have been made to the Marsh & McLennan Companies Stock Investment Plan;

          NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 1997 (or as of such other specified date):

     1.   Sections 1.1 is amended to read as follows:

          "AFTER-TAX CONTRIBUTIONS, CODE, COMPANY, COMPENSATION, EMPLOYEE, MMC STOCK, PARTICIPANT, PARTICIPATING COMPANY MATCHING CONTRIBUTIONS, PLAN YEAR, PRE-TAX CONTRIBUTIONS, TERMINATION OF EMPLOYMENT and YEAR OF SERVICE have the meanings given them in the Basic Plan."

     2.   The first sentence of Section 3.1 is amended to read as follows:

          "Subject to Section 3.2, an Employee who is eligible pursuant to
          Section 2.1 for a Plan Year may direct the Participating Company that employs him to reduce his Compensation for such Plan Year by an amount equal to the amount permitted from time to time under Sections 3.1.1 and 3.1.4 of the Basic Plan, and to pay such amount to such Employee in the future as deferred compensation under this Plan."



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     3.   Section 3.2 is amended by renaming the section "Timing of Compensation
          Reduction" and deleting the reference in the last sentence to the term "Monthly Earnings", which term is replaced with the term "Compensation".

     4. Section 3.3(a) is amended, effective January 1, 1994, to read as follows:

          "(a) Pursuant to uniform procedures established by the Plan Administrator, the sum of an Employee's rate of Compensation reduction elected pursuant to Section 3.1 of this Plan and the rate of his payroll deduction pursuant to Section 3.1 of the Basic Plan shall not exceed the maximum rate permitted from time to time under Section 3.1 of the Basic Plan."

     5.   The first sentence of Section 3.3(b) is amended to read as follows:

          "The sum for any Plan Year of the amount credited to an Employee's SISP Account pursuant to Section 4.3 of this Plan and the Participating Company Matching Contributions credited to him pursuant to Section 3.8.1 of the Basic Plan shall not exceed in the aggregate the maximum rate specified from time to time under Section 3.8.1 of the Basic Plan."

     6.   Section 4.3 is amended to read as follows:

          "4.3 CREDITS FOR EMPLOYER MATCHING. Subject to Section 3.3(b), the Account of each SISP Participant who has completed at least one Year of Service and to which Stock Units are credited for any month pursuant to Section 4.2 shall be credited as of the last day of such month with an additional number of Stock Units (including any fractional Unit) equal to the quotient of (a) the applicable percentage specified from time to time in Section 3.8.1 of the Basic Plan of the first six percent (6%) of reduction in the SISP Participant's Compensation under this Plan for such month divided by
          (b) the Fair Market Value of a share of MMC Stock as of such last day."

     7. Section 5.4(a) is amended, effective from the inception of the Plan, to read as follows:

          "(a) Subject to the provisions of paragraph (b) of this Section 5.4, the Plan Administrator may in his discretion permit SISP Participants, under uniformly applicable rules, to designate the time and/or form of payment of their SISP Benefits. Any such designation shall remain in effect until such time as a new designation shall be made."

     8. Section 5.6(b) is amended, effective November 1, 1996, by deleting in its entirety the proviso referring to Rule 16b-3(d).

     9. The last sentence of Section 5.7 is amended, effective November 1, 1996, to read as follows:



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          "If the event giving rise to the withholding obligation is the payment of shares of MMC Stock, then the payee may satisfy the withholding obligation by electing to have the Participating Company or Companies withhold shares of MMC Stock having a fair market value equal to the amount of tax to be withheld. For this purpose, fair market value shall be determined by the Plan Administrator as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash)."

     10.  Section 7.1(a) is amended to read as follows:

          "(a) make and enforce rules and regulations and prescribe the use of forms he deems appropriate for the administration of the Plan (including the discretion to prescribe the form or other method of communication, consistent with applicable law, for any particular purpose specified in the Plan, whether or not the Plan specifies that such communication be written);"

     11. Section 8.1(a) is amended, effective November 21, 1996, to read as follows:

          "(a) Subject to Section 8.2, the Board of Directors may at any time amend the Plan, retroactively or otherwise, in any respect or terminate the Plan. However, no such amendment or termination shall reduce any SISP Participant's SISP Benefit determined as though the date of such amendment or termination were the date of his Termination of Employment. Subject to superseding action by the Board of Directors, the Chief Executive Officer and the Plan Administrator, acting jointly, may take any action permitted to be taken by the Board of Directors to amend (but not terminate) the Plan other than this
          Section 8.1, so long as such amendment does not (i) materially increase the cost of the Plan to the Participating Companies or have a materially adverse financial effect on the Company, (ii) materially alter the benefits to Participants, (iii) result in more favorable treatment of one or more members of the Board of Directors or officers of the Company exclusively, or (iv) alter the treatment of the Plan under the Code, provided that each such amendment shall be set forth in writing executed by the Chief Executive Officer of the Company and the Plan Administrator."

          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers this 16th day of June, 1997.


                              MARSH & McLENNAN COMPANIES, INC.

                         By:  /s/ A.J.C. Smith
                              -------------------------------
                              A. J. C. Smith
                              Chairman of the Board
                              Chief Executive Officer


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                         By:  /s/ Francis N. Bonsignore
                              -------------------------------
                              Francis N. Bonsignore
                              Senior Vice President - Human
                                 Resources and Administration
                              Plan Administrator